EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Sterling Bancorp’s Current Report on Form 8-K of our report dated March 17, 2014 on the consolidated financial statements of Hudson Valley Holding Corp. as of December 31, 2013 and for the two years in the period ended December 31, 2013 appearing in the Annual Report on Form 10-K of Hudson Valley Holding Corp. for the year ended December 31, 2014. In addition, we consent to  the incorporation by reference of said report in the Registration Statements of Sterling Bancorp, formerly known as Provident New York Bancorp and Provident Bancorp, Inc., on Form S-3 (File Nos. 333-125855 and 333-201873), Form S-4 (File No. 333-189098, as amended by Pre-Effective Amendments Nos. 1 and 2 (each, File No. 333-189098) and Post-Effective Amendment No. 1 on Form S-8 (File No. 333-189098)) and on Form S-8 (File Nos. 333-49344, 333-112171, 333-120353, 333-123079, 333-123089, 333-153276, 333-192036 and 333-206246).

/s/ Crowe Horwath LLP

Crowe Horwath LLP

New York, New York

September 14, 2015